UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MURPHY OIL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Murphy Oil Corporation is providing the additional information below to request your support at the 2013 Annual Meeting for Proposal 3 – 2013 Stock Plan for Non-Employee Directors.

As of December 31, 2012, the end of the Company’s most recently completed fiscal year, the Company had made awards of no restricted stock units and 227,500 stock options under the company’s 2012 Long-Term Incentive Plan (the “2012 LTIP”).  Of these 227,500 awards, none are Full Value Awards within the meaning of Section 5(b) of the 2012 LTIP, which limits the amount of Full Value Awards that may be made under the 2012 LTIP to awards covering 4,350,000 shares.  Accordingly, as of December 31, 2012, the number of shares available for future grants of Full Value Awards under the 2012 LTIP is 4,350,000 shares.

We recommend that you vote “FOR” the approval of Proposal 3.